Exhibit 99.1

As previously reported, on June 30, 2024, Spirit AeroSystems Holdings, Inc. (the “Company”), the Boeing Company (“Boeing”) and Sphere Acquisition Corp., a wholly owned subsidiary of Boeing (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”) and for the Company to be the surviving corporation in the Merger, upon the completion of which the Company would be a wholly owned subsidiary of Boeing.

In connection with the Merger, Boeing filed a registration statement on Form S-4 on August 12, 2024 and an amendment thereto on November 27, 2024 (such registration statement, as amended, the “Registration Statement”), which contained a proxy statement of the Company for the solicitation of proxies from holders of Class A Common Stock of the Company in connection with the special meeting of holders of Spirit Common Stock relating to the Merger and a prospectus of Boeing with respect to the shares of common stock of Boeing to be issued in the Merger (the “Proxy Statement/Prospectus”). The Registration Statement was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 20, 2024.

On December 20, 2024, the Company filed with the SEC the definitive Proxy Statement/Prospectus.

As the Company has also previously disclosed, a putative stockholder class action was filed in the Delaware Court of Chancery (the “Court”) on January 9, 2025 in connection with the Merger, styled as Coburn v. Shanahan, C.A. No. 2025-0029-LWW (the “Delaware Action”). Prior to filing the Delaware Action, on August 24, 2024, the Spirit stockholder submitted a books and records demand letter to Spirit pursuant to 8 Del. C. § 220 to investigate the Merger and the related disclosures included in the August 12, 2024 preliminary registration statement on Form S-4 (“220 Demand”). Subsequently, in the Delaware Action, the plaintiff alleged, among other things, that the Company’s directors breached their fiduciary duties by failing to disclose certain information in the Proxy Statement/Prospectus and requested an order compelling additional disclosures and damages, among other relief. The plaintiff alleged that the Company did not sufficiently disclose its potential standalone strategic plans, including upside and downside projections. The plaintiff further alleged that the Company insufficiently disclosed aspects of Moelis & Co.’s financial analysis in rendering its fairness opinion presented to the Company’s board of directors. The Plaintiff also alleged certain disclosure issues that were raised in the 220 Demand had been addressed by the definitive Proxy Statement/Prospectus. The Company disagreed with the plaintiff’s allegations and similar contentions in related litigations and demand letters because the Company believes that the disclosures in the Registration Statement and the Proxy Statement/Prospectus complied fully with all applicable law and denied the allegations in the Delaware Action and related matters. However, to moot the disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company filed revised proxy materials with the SEC on January 17, 2025 to provide certain supplemental information.

On August 15, 2025, Plaintiff’s counsel filed their motion for an award of attorneys’ fees and expenses for benefits they contend were conferred on the Company and its stockholders in connection with the Delaware Action (the “Fee Application”), seeking an award of attorneys’ fees and expenses in the amount of $600,000. The Company and the defendants in the Delaware Action intend to vigorously oppose the Fee Application.

On September 23, 2025, the Court entered a stipulated order pursuant to which the plaintiff voluntarily dismissed the Delaware Action with prejudice as to the named plaintiff only. The Court retained jurisdiction solely for the purpose of deciding any application of Plaintiff’s counsel for an award of attorneys’ fees and expenses.

The stipulated order further provided that the Company will file any brief in opposition to the Fee Application on or before November 5, 2025. Plaintiff shall file a reply brief in further support of any Fee Application on or before November 14, 2025. The Court has scheduled a telephonic hearing to consider the Fee Application at 11 a.m. ET on December 10, 2025 before the Honorable Morgan Zurn, Vice Chancellor (the “Hearing”).

Any Company stockholder may object to the Fee Application (“Objector”); provided, however, that no Objector shall be heard or entitled to object unless, on or before November 26, 2025, such person: (1) files his, her, or its written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below; (2) serves such papers (electronically by File & ServeXpress, by hand, by first-class U.S. mail, or by express service) on Plaintiff’s counsel and Defendants’ counsel at the addresses set forth below; and (3) emails a copy of the written objection to:

jmonteverde@monteverdelaw.com	Edward.Micheletti@skadden.com
bbennett@coochtaylor.com	Art.Bookout@skadden.com

REGISTER IN CHANCERY
Register in Chancery Court of Chancery of the State of Delaware New Castle County Leonard L. Williams Justice Center 500 North King Street Wilmington, Delaware 19801
PLAINTIFF’S COUNSEL
Juan E. Monteverde MONTEVERDE & ASSOCIATES PC 350 Fifth Avenue, Suite 4740 New York, New York 10118 Joshua E. Fruchter WOHL & FRUCHTER LLP 25 Robert Pitt Drive, Suite 209G Monsey, New York 10952	Blake A. Bennett COOCH & TAYLOR, P.A. 1000 N. West St., Suite 1500 Wilmington, Delaware 19801

DEFENDANTS’ COUNSEL
Edward B. Micheletti SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899

Any objections must: (i) identify the case name and civil action number, “Coburn v. Shanahan, C.A. No. 2025-0029-LWW”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Hearing, the identity of any witnesses the Objector may call to testify and any exhibits the Objector intends to introduce into evidence at the Hearing; and (v) include documentation sufficient to prove that the Objector was a Company stockholder at the relevant times. Documentation establishing that an Objector was a Company stockholder must consist of copies of monthly brokerage account statements, a screen shot of an official brokerage account, or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement. Plaintiff’s counsel may request that the Objector submit additional information or documentation sufficient to prove that the Objector was a Company stockholder at relevant times.

An Objector may file a written objection without having to appear at the Hearing. An Objector may not, however, appear at the Hearing to present his, her, or its objection unless the Objector first files and serves a written objection in accordance with the procedures described above, unless the Court orders otherwise.

If an Objector wishes to be heard orally at the Hearing in opposition to the approval of the Fee Application (assuming the Objector timely files and serves a written objection as described above), the Objector must also file a written notice of his, her, or its intention to appear with the Register in Chancery and serve it on Plaintiff’s counsel and on Defendants’ counsel at the mailing and email addresses set forth above so that the notice is received on or before November 26, 2025. Persons who intend to object and desire to present evidence at the Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Hearing. Such persons may be heard orally at the discretion of the Court.

Objectors are not required to hire an attorney to represent them in making written objections or in appearing at the Hearing. However, if an Objector decides to hire an attorney, it will be at the Objector’s own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiff’s counsel and Defendants’ counsel at the mailing and email addresses set forth above so that the notice is received on or before November 26, 2025.

The Hearing may be adjourned by the Court without further written notice to Company stockholders. If an Objector intends to attend the Hearing, the Objector should confirm Hearing information with Plaintiff’s counsel.

Unless the Court orders otherwise, any Company stockholder who does not object in the manner described above will be deemed to have waived any objection (including the right to appeal) and shall be forever foreclosed from making any objection to the Fee Application.

Company stockholders who do not wish to object do not need to appear at the Hearing or take any other action.